SHARE CANCELLATION AGREEMENT

THIS SHARE CANCELLATION AGREEMENT (the “Agreement”) is effective as of the 4th day of December, 2009 (the “Effective Date”)

BETWEEN:

URBAN BARNS FOODS INC., a corporation incorporated under the laws of Nevada, having a an office at 7170 Glover Road, Milner, BC, Canada, V0X 1T0;
                                  (the "Company")

AND:

DENIZ HASSAN, a businessperson with a residence at 404 – 4th Floor, Albany House, 324-326 Regent Street, London, UK, W1B 3HH.

                                  (the “Shareholder”)

WHEREAS:

A.	The Shareholder is the registered and beneficial owner of 21,000,000 shares of the Company’s common stock;

B.	The Shareholder resigned from all director and officer positions with the Company effective November 27, 2009 (the “Resignation”);

C.	The Company is in the process of completing a reverse takeover transaction (“RTO”) with Urban Barns Foods Inc., a private Alberta company; and

D.
In connection with the Shareholder’s resignation and reduced role with the Company in the future, the Shareholder and the Company wish to cancel 20,500,000 common shares held by the Shareholder. The Shareholder will retain 500,000 shares of common stock in the Company.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. CANCELLATION OF SHARES

1.1
The Shareholder hereby agrees to cancel 20,500,000 shares of the Company’s common stock and deliver a certificate representing such shares to the Company for cancellation and return to treasury (the “Surrendered Shares”).

1.2	The Shareholder retains 500,000 shares of common stock in the Company (the “Remaining Shares”).

2. CONSIDERATION

2.1	The Shareholder recognizes and acknowledges that the consideration for cancelling the Surrendered Shares will be the increase in value of the Remaining Shares following completion of the RTO.

3. REPRESENTATIONS

3.1	The Shareholder represents and warrants to the Company that:

a.	he is the owner of the Surrendered Shares;
b.	he has good and marketable title to the Surrendered Shares; and
c.	the Surrendered Shares are free and clear of all liens, security interests, pledges, encumbrances or liabilities of any kind whatsoever.

3.2
The Company has obtained legal advice concerning this Agreement and has requested that the Shareholder obtain independent legal advice with respect to the same before executing this Agreement.  In executing this Agreement, the Shareholder represents and warrants to the Company that she has been advised to obtain independent legal advice, and that prior to the execution of this Agreement she has obtained independent legal advice or has, in her discretion, knowingly and willingly elected not to do so.

4. MISCELLANEOUS

4.1	Time. Time is expressly declared to be of the essence in this Agreement.

4.2	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

4.3
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

4.4
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

4.5
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

4.6	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

4.7
Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses or by such other means as either party may designate, upon at least five days written notice, to the other party.

4.8
Entire agreement.  This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

4.9	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

4.10
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this Agreement as though the signature was an original.

4.11	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

4.12	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

4.13	Jurisdiction. The parties hereby attorn to the jurisdiction of the provincial and federal courts located in the city of Vancouver, British Columbia for all matters arising from this Agreement.

4.14	Currency. Unless otherwise noted, all references to currency in this Agreement are to US Dollars.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

URBAN BARNS FOODS INC. Per: /s/ Jacob Benne	THE SHAREHOLDER /s/ Deniz Hassan
Jacob Benne, President and CEO	Deniz Hassan

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